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                                                                    EXHIBIT 4.17

                             SECURED PROMISSORY NOTE


THIS PROMISSORY NOTE (THE "NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF THIS NOTE, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THIS NOTE MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED, OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS.


                         TEAM COMMUNICATIONS GROUP, INC.

                                                         AS OF DECEMBER 10, 1997
$315,000.00 PRINCIPAL AMOUNT                             LOS ANGELES, CALIFORNIA


               TEAM COMMUNICATIONS GROUP, INC. a California corporation (the "Company"), for value received, hereby promises to pay Venture Management Consultants, L.L.C., with an address of: 60 Wells Avenue, Newton MA 02159 or registered assigns (the "Holder"), the principal aggregate amount of three hundred fifteen thousand dollars ($315,000.00) on the Maturity Date (as such term is defined below), or such earlier date as may be provided herein, together with interest on the unpaid principal balance hereof at the rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) of twelve per cent (12%) per annum. In no event shall any interest to be paid hereunder exceed the maximum rate permitted by law. In any such event, this Note shall automatically be deemed amended to permit interest charges (including the default rate set forth in Section 2 below) at an amount equal to, but no greater than, the maximum rate permitted by law.

        SECTION 1 PAYMENTS.

               (a) (i) All unpaid principal and interest shall be due and payable on the sooner of: five (5) business days after the completion of a public offering of Company's common stock; or, March 15, 1998, (the "Maturity Date").


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               (b) Interest on this Note shall accrue from the date of issuance hereof. Payments shall be applied first to any costs or expenses, then to accrued interest and then to principal.

               (c) If the Maturity Date falls on a day that is not a Business Day (as defined below), the payment due on such date will be made on the next succeeding Business Day with the same force and effect as if made on the Maturity Date. "Business Day" means any day which is not a Saturday or Sunday and is not a day on which banking institutions are generally authorized or obligated to close in the City of Los Angeles, California.

               (d) Company may, at its option, prepay all or any part of the principal of this Note, without payment of any premium or penalty. All payments on this Note shall be applied first to accrued and unpaid interest hereon and the balance to the payment of principal hereof.

               (e) Payments of principal of, and interest on, this Note shall be made by check sent to the Holder's address set forth above or to such other address as the Holder may designate for such purpose from time to time by written notice to the Company, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

               (f) The obligations to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment, or adjustment whatsoever. The Company hereby expressly waives demand and presentment for payment, notice of non-payment, notice of dishonor, protest, notice of protest, bringing of suit, and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of, and without any notice, diligence, act or omission with respect to, the collection of any amount called for hereunder.

               (g) In the event that the accrued principal and interest have not been paid in full on or before February 15, 1998, in addition to the principal and all accrued interest, Company shall pay to holder an additional fee of Fifteen Thousand Dollars ($15,000). This additional fee will be payable on the maturity date of the loan as set forth herein, and which additional fee will not accrue interest.

        SECTION 2 EVENTS OF DEFAULT.

               The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):

               (a) A default in the payment of the principal on the Note, when and as the same shall become due and payable.


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               (b) A default in the payment of any interest accrued on the Note, when and as the same shall become due and payable, which default shall continue for five business days after the date fixed for the making of such interest payment.

               (c) A final judgment or judgments for the payment of money in excess of $100,000 in the aggregate shall be rendered by one or more courts, administrative or arbitral tribunals, or other bodies having jurisdiction against the Company and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof and the Company shall not, within such 60-day period, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal.

               (d) The entry of a decree or order by a court having jurisdiction adjudging the Company a bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment, or composition of, or in respect of, the Company, under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or the commencement by the Company of a voluntary case under federal bankruptcy law, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency, or other similar law, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under federal bankruptcy law or any other applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action.

               (e) A default is declared under the terms of any collateral security agreements.

               (f) A default is declared under any other of the Company's obligations in excess of $100,000 in the aggregate.

               (g) A sale of all or substantially all of the assets of the Company.

then, and in every such case, during the continuance of the Event of Default, the Holder may, without presentment, demand or notice declare the principal of this Note, together with all unpaid accrued interest thereon, to be immediately due and payable, and upon any such declaration the same shall become and be immediately due and payable, anything in this Note to the contrary notwithstanding. The Holder, if not paid promptly at maturity or acceleration of this Note, shall be entitled to, and the Borrowers covenant and agree to pay to the Holder, such additional amount as shall be sufficient to cover the cost and expenses of collection of this Note, including, without limitation, reasonable attorneys' fees and costs. Upon an Event of Default, the Holder may take such action as it deems desirable for the enforcement and collection of the principal of,


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and unpaid accrued interest on, this Note, as well as all additional sums to which the Holder may be entitled as aforesaid. The Holder's rights hereunder shall be in addition to any other rights the Holder may have at law or in equity. If an Event of Default has occurred under the Agreement, or this Note in addition to any agreed upon charges, the principal balance of this Note shall thereafter, at Holder's option, bear interest at five percent (5.00%) in addition to the rate set forth in above, calculated over a year of 360 days, however the total rate of interest will not exceed the maximum allowable legal rate of interest.

        SECTION 3 REMEDIES UPON DEFAULT.

               (a) Upon the occurrence of an Event of Default, the principal amount then outstanding of, and the accrued and unpaid interest on, this Note shall automatically become immediately due and payable without presentment, demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Company.

               (b) The Holder may institute such actions or proceedings in law or equity as it shall deem expedient for the protection of its rights and may prosecute and enforce its claims against all assets of the Company, and in connection with any such action or proceeding shall be entitled to receive from the Company payment of the principal amount of this Note plus accrued interest to the date of payment plus reasonable expenses of collection, including, without limitation, attorneys' fees and expenses.

        SECTION 4 SECURITY. This note shall be secured by the Collateral described in those certain collateral security agreements dated as of even date hereof.

        SECTION 5 LOAN ORIGINATION FEE Included in the principal of this Note is a fee for the origination of this financing, in an amount equal to Fifteen Thousand Dollars ($15,000).

        SECTION 6 MISCELLANEOUS.

               (a) Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given, (i) if to the Company, at its address at 12300 Wilshire Boulevard, Suite 400, Los Angeles, California 90025 Attention: President, (ii) if to the Holder, at its address set forth on the first page hereof, or (iii) in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 6(a). Any notice or other communication given by certified mail shall be deemed given at the time of receipt. Any notice given by other means permitted by this Section 6(a) shall be deemed given at the time of receipt thereof.


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               (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction, or mutilation of this Note (and upon surrender of this Note if mutilated), the Company shall execute and deliver to the Holder a new Note of like date, tenor, and denomination.

               (c) No course of dealing and no delay or omission on the part of the Holder in exercising any right or remedy shall operate as a waiver thereof or otherwise prejudice the Holder's rights, powers, or remedies. No right, power, or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power, or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise, and all such remedies may be exercised singly or concurrently.

               (d) This Note may be amended only by a written instrument executed by the Company and the Holder hereof. Any amendment shall be endorsed upon this Note, and all future Holders shall be bound thereby.

               (e) This Note has been negotiated and consummated in the Commonwealth of Massachusetts and shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without giving effect to principles governing conflicts of law.

               (f) Company irrevocably consents to the jurisdiction of the courts of the Commonwealth of Massachusetts and of any federal court located in such Commonwealth of Massachusetts in connection with any action or proceeding arising out of, or relating to, this Note, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Note, or a breach of this Note or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with
Section 4(a). Within 30 days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company fail to appear or answer within such 30-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint, or other process so served.

               (g) Company represents and warrants that: (i) the Company has the requisite power and authority to execute, deliver and perform each of its obligations under this Note and to consummate the transactions provided for herein. (ii) This Note has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of Company, enforceable against it in accordance with its terms.

        IN WITNESS WHEREOF, the Company has caused this Note to be executed and dated the day and year first above written.


                                  TEAM COMMUNICATIONS GROUP, INC.

                                   BY:   /S/ DREW LEVIN
                                       ---------------------------------------
                                         DREW LEVIN
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER
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                                   TEAM COMMUNICATIONS GROUP, INC.


                                   BY:   /S/ DREW LEVIN
                                       ----------------------------------------
                                         DREW LEVIN
                                         PRESIDENT AND CHIEF EXECUTIVE OFFICER